EXHIBIT 99.1
                                                                     PAGE 1 OF 2

ITEM 12.   Security Ownership of Certain Beneficial Owners

As of December 31, 1998, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

 TITLE            NAME AND ADDRESS                     AMOUNT OF BENEFICIAL
OF CLASS        OF BENEFICIAL HOLDERS             OWNERSHIP (ORIGINAL PRINCIPAL)         % CLASS
--------        ---------------------             ------------------------------         -------
Class A1       Cede & Co.                                  $99,233,000.00                  100%
               55 Water Street
               New York, New York 10041

Class A2       Cede & Co.                                 $220,367,000.00                  100%
               55 Water Street
               New York, New York 10041

Class A3       Cede & Co.                                 $245,853,000.00                  100%
               55 Water Street
               New York, New York 10041

Class B        Cede & Co.                                  $47,784,000.00                  100%
               55 Water Street
               New York, New York 10041

Class C        Cede & Co.                                  $39,820,000.00                  100%
               55 Water Street
               New York, New York 10041

Class D        Cede & Co.                                  $47,784,000.00                  100%
               55 Water Street
               New York, New York 10041

Class E        Cede & Co.                                  $15,928,000.00                  100%
               55 Water Street
               New York, New York 10041

Class F        Cede & Co.                                  $39,820,000.00                  100%
               55 Water Street
               New York, New York 10041

Class G        Cede & Co.                                  $19,910,000.00                  100%
               55 Water Street
               New York, New York 10041

Class H        Cede & Co.                                   $5,973,000.00                  100%
               55 Water Street
               New York, New York 10041

Class NR       Cede & Co.                                  $13,942,011.00                  100%
               55 Water Street
               New York, New York 10041

                                                                    EXHIBIT 99.1
                                                                     PAGE 2 OF 2

 TITLE            NAME AND ADDRESS                     AMOUNT OF BENEFICIAL
OF CLASS        OF BENEFICIAL HOLDERS             OWNERSHIP (ORIGINAL PRINCIPAL)         % CLASS
--------        ---------------------             ------------------------------         -------
Class RI       Boston Mortgage Investments XI LLC               -0-
               c/o Crispin Koehler Holding corp.                                           100%
               1440 Chapin Avenue, Suite 310
               Burlingame, California  94010

Class RII      Boston Mortgage Investments XI LLC               -0-                        100%
               c/o Crispin Koehler Holding corp.
               1440 Chapin Avenue, Suite 310
               Burlingame, California  94010

Class RIII     Boston Mortgage Investments XI LLC               -0-                        100%
               c/o Crispin Koehler Holding corp.
               1440 Chapin Avenue, Suite 310
               Burlingame, California  94010

Class X        Cede & Co.                                 $796,414,011.00                  100%
               55 Water Street
               New York, New York 10041